EXHIBIT 10.1

PCA International, Inc.
815 Matthews-Mint Hill Road
Matthews, NC 28105

September 16, 2005

Mr. Barry Feld
Chairman and CEO
PCA International, Inc.
815 Matthews-Mint Hill Road
Matthews, NC 28105

Dear Barry:

As we have recently discussed, we are in agreement that it is in the best interest of PCA that the Company begin a transition to a new Chairman and CEO. We appreciate that it is your intention to remain with the Company with your current titles while the Board completes the search for your successor.

We have previously discussed with you arrangements on a number of topics in connection with your pending departure. These discussions are summarized below:

•	You will continue to serve as Chairman and CEO on the current terms of your employment while the Company undertakes a search for your successor.

•
A “Transition Committee” of the Board will be established immediately to help oversee and implement the activities of the Company on a day-to-day basis until your successor is installed; this Committee will be chaired by John F. Klein, a current Director, and will also include you and other senior managers.

•	The exercise date on fully vested options held by you which have an exercise price of $8.00 will be extended until five years from the date of your departure.

•
The language in your non-compete agreement will be modified, for purposes of clarification, to include as a “Line of Business” any child-related retail product or service offered within Wal-Mart, excluding: medical and dental clinics (except those targeting children); family wellness centers (except those targeting children); geriatric concepts; food service concepts (except those targeting children); business center concepts and business-to-business services; banks; adult and teenage apparel; adult shoes; wine, liquor and gourmet foods; florists; tuxedo rentals; and consignment and close-out businesses.

If this summary accurately sets forth the arrangements we have discussed, please so indicate by countersigning and returning a copy of this letter agreement.

We have valued and enjoyed our professional association with you over the past six years. We wish you success and happiness in your future endeavors and look forward to staying in touch.

Very truly yours,

/s/ John A. Sprague
John A. Sprague
 for the Board of Directors

Accepted and agreed this
16th day of September, 2005:

/s/ Barry Feld
Barry Feld